Exb. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement (No. 33-59853) of Northrop Grumman Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Northrop Grumman Savings Plan for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 2004